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                                                                     EXHIBIT 4.8


                              CONSENT AND AGREEMENT


                  CONSENT AND AGREEMENT, dated as of September 26, 2000 (this "Consent and Agreement"), among Public Service Electric and Gas Company, a New Jersey corporation ("PSE&G"), (the "Consenting Party"), Cedar Brakes I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, (the "Issuer"), and Bankers Trust Company, a New York banking corporation, in its capacity as trustee (together with its successors in such capacity, the "Trustee") pursuant to the terms of the indenture, dated as of September 26, 2000 between the Issuer and the Trustee (the "Indenture").

                  The parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                  2. Consent to Assignment. The Consenting Party hereby acknowledges notice of and irrevocably consents to the collateral assignment by the Issuer to the Trustee, for the benefit of the Holders, of all of the Issuer's right, title and interest in, to and under the Amended and Restated Power Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Assigned Agreement"), between the Consenting Party and the Issuer. For the purposes of clarification, anything in the Assigned Agreement to the contrary notwithstanding, it is understood by the Consenting Party, the Issuer and the Trustee that the definition of the term (i) "Facility" in the Assigned Agreement should indicate that the "Facility" is owned (as of the date of the Assigned Agreement and as of the date hereof) by Newark Bay Cogeneration Partnership L.P., not by Cedar Brakes I, L.L.C and (ii) "Financier" contained in the Assigned Agreement shall be deemed to include the Trustee and each Holder (as defined in the Indenture).

                  3. Payments to Trustee. The Consenting Party and the Issuer hereby agree that all payments to be made by the Consenting Party to the Issuer under the Assigned Agreement shall be made directly to the Trustee, without offset, abatement, withholding or reduction except as may be authorized by the Assigned Agreement.

                  4. Rights Upon Event of Default.

                  (a) After the occurrence and during the continuation of an Event of Default under the Indenture, the Trustee shall be entitled, in the place and stead of the


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Issuer, to exercise any and all rights of the Issuer under the Assigned
Agreement in accordance with the terms of the Assigned Agreement. Without limiting the generality of the foregoing, the Trustee shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder.

                  (b) The Trustee shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement and to perform any other act, duty or obligation required of the Issuer thereunder or to cure any default of the Issuer thereunder at any time. Unless the Trustee has succeeded to the Issuer's interests under the Assigned Agreement, nothing herein shall require the Trustee to cure any default of the Issuer under the Assigned Agreement or to perform any act, duty or obligation of the Issuer under the Assigned Agreement, but shall only give the Trustee the option to do so.

                  (c) In the event of a foreclosure or other exercise of remedies under the Security Documents or any sale thereunder by the Trustee, whether by judicial proceeding or under any power of sale contained therein, or any conveyance from the Issuer to the Trustee in lieu thereof, the Trustee shall give notice to the Consenting Party of the transferee or assignee of the Assigned Agreement. Any such exercise of remedies in accordance with this subsection (c) shall not constitute a default under the Assigned Agreement.

                  5. Right to Cure. For so long as the Issuer shall have outstanding and unpaid obligations under the Financing Documents, the Consenting Party agrees to promptly furnish to the Trustee a copy of any notice of breach delivered pursuant to Article XIV of the Assigned Agreement or any demand for arbitration delivered to the Issuer pursuant to Article XV of the Assigned Agreement. The Consenting Party agrees that no termination of the Assigned Agreement shall be effective unless any such written notice of such termination or breach, as the case may be, and the reasons therefor have been given to and received by the Trustee thirty (30) days prior to the effective date of termination. The Consenting Party further agrees that it shall not terminate the Assigned Agreement if, after notice thereof, and prior to any effective date of termination, the Trustee has: (i) cured the condition precipitating the notice of breach under Article XIV of the Assigned Agreement; or (ii) if the condition precipitating such notice of breach is not capable of being cured prior to the date of termination, commenced in a diligent manner to cure the condition precipitating the notice of breach and for so long as the Trustee diligently continues such efforts.

                  6. Further Rights of the Trustee.

                  (a) In the event that the Trustee, or any designee and assignee thereof, notifies the Consenting Party that it has succeeded to the Issuer's interest under the Assigned Agreement, whether by foreclosure or otherwise, such Person shall assume liability for the Issuer's obligations under the Assigned Agreement, which liability shall include liability for, and such Person shall be subject to any defense against or offset from, claims of the Consenting Party against the Issuer arising from the Issuer's failure to


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perform during the period prior to such Person's succession to the Issuer's interest in and under such Assigned Agreement.

                  (b) Upon the exercise by the Trustee of any of the remedies set forth in the Security Documents, the Trustee, upon written notice to the Consenting Party may, on behalf of the Issuer, assign its rights and interests hereunder and the rights and interests of the Issuer under the Assigned Agreement to any entity which has a credit rating by Moody's Investors Service, Inc. at least equal to Baa3 and Standard & Poor's at least equal to BBB-. Except as otherwise provided herein, the Trustee may not, on behalf of the Issuer, assign its rights and/or transfer its rights and obligations under the Assigned Agreement without the prior written consent of the Consenting Party, which consent shall not be unreasonably withheld or delayed. Following any assignment and assumption in accordance with the terms herein, the Trustee shall not have any obligations or liabilities under the Assigned Agreement.

                  (c) In the event that the Assigned Agreement is terminated or rejected in connection with the bankruptcy or similar event with respect to the Issuer, at the request of the Trustee, the Consenting Party will execute and deliver to the Trustee or its designee or assignee a new agreement for the balance of the remaining term under the original Assigned Agreement containing the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement; provided, that, the Consenting Party's obligation to execute such a new agreement is conditioned upon (i) the cure by the Trustee or its designee or assignee in accordance with Section 5 hereof of any defaults by the Issuer under the Assigned Agreement existing at the time of execution,
(ii) the assumption of liabilities by the Trustee or its designee or assignee in accordance with Section 6(a) hereof and (iii) the receipt of all Government Approvals required in connection with such execution and delivery of a new agreement. References in this Consent and Assignment to an "Assigned Agreement" shall be deemed also to refer to the new Assigned Agreement. For the purposes of this Section 6(c), the term "Governmental Approvals" shall include, without limitation, any approvals deemed to be needed by the Consenting Party from the New Jersey Board of Public Utilities, or its successor; provided, that, the Consenting Party shall not be obligated to seek any appeals from any determination of the New Jersey Board of Public Utilities or its successor, or any other Governmental Agency.

                  7. Further Agreements. The Consenting Party agrees to deliver to the Trustee, concurrently with delivery thereof to the Issuer, a copy of each notice of default given by the Consenting Party under the Assigned Agreement, together with the reasons therefor.

                  8. Specific Agreement. Notwithstanding anything in the second grammatical sentence in the second grammatical paragraph to Article XVII of the Assigned Agreement to the contrary, the Consenting Party hereby covenants, represents and warrants that it will not assign and transfer its rights and obligations under the Assigned Agreement to any entity without first obtaining the approval of the Issuer as otherwise set forth in Article XVII of the Assigned Agreement, unless the long-term


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senior unsecured debt obligations of such entity have a credit rating at least equivalent to that of Public Service Electric and Gas Company from both Moody's Investors Service, Inc. and Standard & Poor's Rating Group, and otherwise in accordance with the requirements of said second grammatical sentence in the second grammatical paragraph to Article XVII.

                  9. Representations. The Consenting Party hereby represents and warrants to the Trustee that:

                  (a) The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and is in good standing in all jurisdictions where necessary in light of its business or properties and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and perform its obligations under, this Consent and Agreement and the Assigned Agreement.

                  (b) The execution, delivery and performance by the Consenting Party of this Consent and Agreement and the Assigned Agreement have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of its board of directors, shareholders or any other Person that has not been obtained, (ii) violate any provision of its articles of incorporation or by-laws, or any law, rule, regulation, order, writ, judgment, injunction, decree or award having applicability to it, the violation of which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Assigned Agreement or this Consent and Agreement, (iii) result in a breach of or constitute a default under any agreement relating to the management of its affairs or any indenture or loan or credit agreement or other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, the breach of which could reasonably be expected to have a material adverse effect on the Consenting Party's ability to perform its obligations under the Assigned Agreement or this Consent and Agreement.

                  (c) The Assigned Agreement and this Consent and Agreement each has been duly executed and delivered and is in full force and effect and constitutes the legal, valid and binding contractual obligation of the Consenting Party. The Consenting Party has not assigned, transferred or pledged the Assigned Agreement or any interest therein or consented to any assignment, transfer or pledge of the Issuer's interest in the Assigned Agreement, except as described herein.

                  (d) No consent, license, approval or authorization of, or other action by, or any notice or filing with, any court or administrative or governmental body or any other Person is necessary in connection with the execution, delivery and performance by the Consenting Party of the Assigned Agreement or this Consent and Agreement, other than those which have been duly obtained and which are currently in full force and effect.

                  (e) There is no pending or, to the Consenting Party's knowledge on the date hereof, threatened, action or proceeding affecting the Consenting Party before any


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court, governmental agency, regulatory body or arbitrator, which could affect its ability to perform its obligations under, or which purports to affect the legality, validity or enforceability of, this Consent and Agreement or the Assigned Agreement.

                  (f) To the Consenting Party's knowledge on the date hereof, there exists no event or condition which constitutes a default, or which would, with the giving of notice or lapse of time, or both, constitute a default, under the Assigned Agreement.

                  (g) The Consenting Party has duly performed, complied with, and fulfilled all covenants, agreements and conditions contained in the Assigned Agreement required to be performed or complied with by it on or before the date hereof, and the Assigned Agreement, as of the date hereof, is in full force and effect and has not been amended, and none of the Issuer's rights under the Assigned Agreement have been waived.

                  10. Amendments to Assigned Agreement. The Consenting Party acknowledges that there are no amendments, supplements or modifications to the Assigned Agreements. The Consenting Party acknowledges that pursuant to the terms of the Indenture the Issuer may not, without the prior written consent of the Trustee, amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof); provided, that, this acknowledgment is not intended to affect the ability of the parties to the Assigned Agreement to carry out the day-to-day operations and administration under the Assigned Agreement.

                  11. Miscellaneous.

                  (a) This Consent and Agreement shall be binding upon the successors and permitted assigns of the Consenting Party, the Issuer and the Trustee and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

                  (b) THIS CONSENT AND AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION AND EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION MAY BE MANDATORILY APPLICABLE.

                  (c) Any provision of this Consent and Agreement which is invalid or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Consent and Agreement to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of this Consent and Agreement or of such provision in other jurisdictions. The Parties agree to replace any provision which is ineffective by operation of this Section 11(c) with an effective provision which as closely as possible corresponds to the spirit and purpose of such ineffective provision and this Consent and Agreement as a whole.


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                  (d) No amendment or waiver of any provision of this Consent and Agreement, or consent to any departure by the Consenting Party therefrom, shall be effective unless it is in writing and signed by the parties hereto. A waiver or consent granted pursuant to this Section 11(d) shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (e) This Consent and Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  (f) The Issuer and the Consenting Party hereby acknowledge and agree that all conditions precedent set forth in Article III(B) of the Assigned Agreement have been satisfied.

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                  IN WITNESS WHEREOF, the parties, intending to be legally
bound, have caused this Consent and Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, on the date first above written.

                              PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                              By:  /s/ R. Edwin Selover
                                   ---------------------------------------------
                                   Name:  R. Edwin Selover
                                   Title: Senior Vice President and
                                             General Counsel


                              CEDAR BRAKES I, L.L.C.

                              By:  /s/ Thomas G. Kilgore
                                   ---------------------------------------------
                                   Name:  Thomas G. Kilgore
                                   Title: Attorney in Fact



                              BANKERS TRUST COMPANY


                              By:  /s/ Richard L. Buckwalter
                                   ---------------------------------------------
                                   Name:  Richard L. Buckwalter
                                   Title: Vice President



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